 ******************************************************************************
          **CONFIDENTIAL TREATMENT REQUESTED FOR INDICATED PORTIONS**
 ******************************************************************************

                                                                        06/12/95

                              PATENT LICENSE AGREEMENT ("PLA") effective as of September 1,1994, between INTERNATIONAL BUSINESS MACHINES CORPORATION, a New York Corporation (hereinafter called "IBM"), and HUTCHINSON TECHNOLOGY INCORPORATED, a Minnesota Corporation (hereinafter called "HTI").

     Whereas IBM and HTI are entering into a Technology Transfer and Development Agreement ("TTDA") contemporaneously herewith.

     Whereas each of IBM and HTI could require licenses under certain patents to practice the technology of the TTDA.

     Whereas each of IBM and HTI has, and expects to continue to have, the right (as GRANTOR herein) to grant licenses to the other party (as GRANTEE herein) under certain of these patents and each desires to acquire a nonexclusive license under such patents of the other party.

     Whereas each of IBM and HTI expects to continue research and development which will produce further patents and each may require a nonexclusive license under such patents of the other party.

     In consideration of the premises and mutual covenants herein contained, IBM and HTI agree as follows:

Section 1.    DEFINITIONS

1.1 "Information Handling System" shall mean any instrumentality or aggregate of instrumentalities primarily designed to compute, classify, process, transmit, receive, retrieve, originate, switch, store, display, manifest, measure, detect, record, reproduce, handle, or utilize any form of information, intelligence, or data for business, scientific, control or other purposes.

1.2 "IHS Product" shall mean an Information Handling System, any Supply or any instrumentality or aggregate of instrumentalities (including, without limitation, any component or subassembly) designed for incorporation in an Information Handling System; provided, however, that a Manufacturing Apparatus shall not be considered to be an IHS Product.

1.3 "Manufacturing Apparatus" shall mean, as to each party hereto, any instrumentality primarily designed for use in the fabrication of an IHS Product licensed herein to that party.

1.4 "Supply" shall mean, as to each party hereto, any article or matter designed for use in or by, and designed to be effectively consumed in the course of operation of another IHS Product licensed herein to that party.

1.5 "Program" shall mean a plurality of instructions capable of being compiled, executed or interpreted by an IHS Product, whether or not such instructions are in a machine-readable form.

1.6 "Inductive Head" shall mean any magnetic transducer apparatus including an inductive coil arranged in an inducing relationship with a magnetic core structure primarily designed for reproducing, recording or erasing information on, in or from a magnetic storage medium by transducing certain of the magnetic characteristics of such medium to electrical signals, or vice versa, which characteristics and signals are indicative of such information.
For the avoidance of doubt, Inductive Head shall not mean or include Magnetoresistive Technology.

1.7 "Integrated Lead Suspension" shall mean a cantilever member which is used for supporting one or more transducers, wherein the cantilever member is located between said transducer (with or without Slider) and a supporting member (typically an actuator or actuator arm), and wherein the cantilever member has electrical leads (other than flex cables or wires, whose only function is to carry electrical current, which are separately attached) etched, plated or otherwise patterned into or on the surface of one or more components of the cantilever member. Integrated Lead Suspension does not include the Slider, the transducer, the supporting member, the actuator, the actuator arm, [****CONFIDENTIAL TREATMENT REQUESTED *************************].

1.8 "Slider" shall mean a structure primarily designed for supporting one or more magnetic transducers in a transducing relationship with a moving storage medium by having a surface maintained in contact with a surface of such moving storage medium or in combination with the fluid flow generated by the movement of such moving storage medium in close proximity above the surface of such moving storage medium.

1.9 "Magnetoresistive Technology" shall mean any magnetic transducer apparatus including a magnetic field sensor which exhibits a change in electrical resistance as a function of the change in magnetic flux of a magnetic field applied to the sensor, primarily designed for reproducing, recording, or erasing information on, in or from a magnetic storage medium by transducing certain of the magnetic characteristics of such medium to electrical signals, or vice versa, which characteristics and signals are indicative of such information. "Magnetoresistive Technology" shall also include any electrical or electronic circuit primarily designed for use with such magnetic field sensor.

1.10 "Head Gimbal Assembly" shall mean the combination of an Integrated Lead Suspension and at least one magnetic transducer (with or without a Slider), wherein the magnetic transducer is interconnected with and supported by said Integrated Lead Suspension in a manner allowing some degree of movement of the magnetic transducer about one or more orthogonal axes of rotation of the Integrated Lead Suspension and movement of the Integrated Lead Suspension in a plane perpendicular to the recording surface of a magnetic storage medium.

1.11 "Head Stack Assembly" shall mean the combination of one or more Head Gimbal Assemblies (with or without a mounted Integrated Lead Suspension) attached to at least one arm for use as or as part of an actuator for a Rotating Magnetic Memory Product.

1.12 "Rotating Magnetic Memory Products" or "RMM Products" shall mean any product primarily designed for recording and/or reproducing in magnetic form information which is in digital form during motion of a rotating cylinder or disk having a magnetizable surface, or any instrumentality or aggregate of instrumentalities primarily designed for incorporation in a RMM Product.

1.13 "IBM Licensed Patents" shall mean the US patents and any patents issuing or issued on the patent applications listed in Exhibit A, and any and all non-US counterparts corresponding thereto and divisions, continuations, reissues or extensions of such patents and patent applications; and the U.S. patents licensed to HTI pursuant to Section 5.2 of this PLA, and any and all non-US counterparts corresponding thereto and divisions, continuations, reissues or extensions of such patents.

1.14 "HTI Licensed Patents" shall mean all patents throughout the world, including utility models and design patents issued or issuing on applications
entitled to an effective filing date prior to [***CONFIDENTIAL   TREATMENT
REQUESTED ***] under which patents or the applications therefor HTI or any of its Subsidiaries now has, or hereafter obtains, the right to grant licenses to IBM of or within the scope granted herein without such grant or the exercise of rights thereunder resulting in the payment of royalties or other consideration by HTI or its Subsidiaries to third parties (except for payments between HTI and Subsidiaries of HTI, and payments to third parties for inventions made by said third parties while employed by HTI or any of its Subsidiaries). The term "HTI Licensed Patents" shall also include any divisions, continuations, reissues or extensions on any of the aforesaid patents.


1.15      "IBM Licensed Products" shall mean RMM Products.


1.16      "HTI Licensed Products" shall mean Integrated Lead Suspensions.

1.17 "Subsidiary" as to each company shall mean a corporation, company or other entity:

1.17.1 more than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, now or hereafter, owned or controlled, directly or indirectly, by a party hereto, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists; or

1.17.2 which does not have outstanding share or securities, as may be the case in a partnership, limited liability company, joint venture or unincorporated association, but more than fifty percent (50%) of whose ownership interest representing the right to make the decisions for such corporation, company or other entity is, now or hereafter, owned or controlled, directly or indirectly, by a party hereto, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists.

1.18 "Technology Transfer and Development Agreement" or "TTDA" shall mean the agreement between IBM and HTI effective as of September 1, 1994 which describes the relationship between IBM and HTI where the parties will cooperate in the fields of development and manufacturing Integrated Lead Suspensions and other fields as the parties otherwise agree.

1.19 "IBM/HTI License Agreements" shall mean the Technology Transfer and Development Agreement and Patent License Agreement between IBM and HTI.

 [*****************************************************************************



    ****************CONFIDENTIAL   TREATMENT REQUESTED *********************



 *****************************************************************************].

Section 2.    LICENSES

2.1 Subject to the provisions of Sections 2.3, 2.4 and 2.5, IBM on behalf of itself and its Subsidiaries grants to HTI a worldwide, fully paid-up, nonexclusive license under the IBM Licensed Patents:


     2.1.1 to make, use, lease, sell and otherwise transfer HTI Licensed Products and to practice any method or process involved in the manufacture or use thereof; and

     2.1.2 to make and use Head Gimbal Assemblies and Head Stack Assemblies solely for research, development, design and testing purposes.

In the event that neither IBM nor any of its Subsidiaries has the right to grant a license under any particular IBM Licensed Patent of the scope set forth above in this Section 2, then the license granted herein under said IBM Licensed Patent shall be of the broadest scope which IBM or any of its Subsidiaries has the right to grant within the scope set forth above.

2.2 HTI on behalf of itself and its Subsidiaries grants to IBM a worldwide, fully paid-up, nonexclusive license under the HTI Licensed Patents:

2.2.1 to make, use, lease, sell and otherwise transfer IBM Licensed Products and to practice any method or process involved in the manufacture or use thereof; and

2.2.2 to have made IBM Licensed Products by another manufacturer for the use, lease, sale or other transfer by IBM.

In the event that neither HTI nor any of its Subsidiaries has the right to grant a license under any particular HTI Licensed Patent of the scope set forth above in this Section 2, then the license granted herein under said HTI Licensed Patent shall be of the broadest scope which HTI or any of its Subsidiaries has the right to grant within the scope set forth above.

2.3 Except as expressly set forth in Section 2.1.2, no license or immunity is granted by IBM to HTI or its Subsidiaries, directly or by implication, estoppel or otherwise for the combination of items licensed hereunder with other items or for the use of such combination.

2.4 Except as expressly set forth in 2.1.2, no license is granted herein to HTI or its Subsidiaries, directly or by implication, estoppel or otherwise, to make, use, lease, sell and otherwise transfer, Inductive Heads, Head Gimbal Assemblies, Magnetoresistive Technology, Head Stack Assemblies, [****CONFIDENTIAL TREATMENT REQUESTED****************************************]
nor to practice any method or process involved in the manufacture or use thereof.

2.5 No license or immunity is granted by IBM to any third parties acquiring items from HTI or its Subsidiaries, directly or by implication, estoppel or otherwise for the combination of items licensed hereunder with other items or for the use of such combination.

2.6 HTI hereby grants to IBM an option, at any time, to obtain a royalty-bearing license under any patents owned or licensable by HTI which are entitled to an effective filing date prior to [***CONFIDENTIAL TREATMENT REQUESTED***], to make, have made, use, lease, sell or otherwise transfer IHS Products, other than RMM Products, under IBM's then standard licensing practice and on such standard terms and conditions, including royalty rates, as IBM is then generally offering royalty-bearing licensees of IBM's patents at the time such a license is requested, provided, however, the royalty rate shall be applied to and paid for only those portions of an IHS Product sold by IBM that are covered by the claims of a patent licensed by HTI pursuant to this option.

Section 3.    EXTENSION OF LICENSE TO SUBSIDIARIES

3.1 The licenses granted herein shall include the right of the parties hereto to sublicense their respective Subsidiaries and the right of such sublicensed Subsidiaries to sublicense other Subsidiaries of the respective parties. Each sublicensed Subsidiary shall be bound by the terms and conditions of this PLA as if it were named herein in the place of the party with whom the sublicense originated. If a Subsidiary ceases to be a Subsidiary and holds any patents or patent applications under which a party hereto is licensed, such licenses will continue for the life of such patents or patent applications. Any sublicense granted to a Subsidiary shall terminate on the date such Subsidiary ceases to be a Subsidiary.

3.2 In the event a sublicensed Subsidiary of one party hereto is an Operating Subsidiary (as hereinafter defined) at the time it ceases to be a Subsidiary, and, with the written approval of said one party, requests in writing, within one hundred and eighty (180) days after ceasing to be a Subsidiary, a license agreement with the other party hereto upon terms and conditions substantially identical with the terms and conditions of this PLA (except as hereinafter provided), the other party hereto agrees that it will enter into such license agreement forthwith. An Operating Subsidiary shall be any Subsidiary of one party hereto which at the time it ceases to be a Subsidiary has all of the following:

3.2.1          a line of marketable products;

3.2.2 patents or other intellectual property relating to the line of marketable products;

3.2.3 tangible assets at least equivalent in value to the lesser of one hundred million U.S. dollars ($100,000,000) or twenty percent (20% of the total assets of the party of which it was formerly a Subsidiary; and

3.2.4 at the time of entry into such license agreement, it is not a corporation, company or other entity:

3.2.4.1 more than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are; or

3.2.4.2 which does not have outstanding shares or securities, as may be the case in a partnership, limited liability company, joint venture or unincorporated association, but more than fifty percent (50%) of whose ownership interest representing the right to make the decisions for such corporation, company or other entity is; owned or controlled, directly or indirectly, by a third party.

Any such agreement with an Operating Subsidiary shall differ from this PLA in the following respects:

     3.2.5     this Section 3.2 shall be omitted;

     3.2.6 the name of the Operating Subsidiary shall be substituted for the name of the party hereto of which it was formerly a Subsidiary; and

     3.2.7 in the event that such Operating Subsidiary is or becomes organized under the laws of a country different from that of the party hereto of which it was formerly a Subsidiary, such license agreement shall contain such additional terms and conditions (other than royalty provisions) as may exist in patent license agreements between the other party hereto and other entities organized under the laws of the same country.

Section 4.    TERM OF AGREEMENT

4.1 Except as provided for in Sections 4.2 and 4.3, the term of the PLA and any licenses granted hereunder shall be from the effective date of this PLA until the last to expire IBM Licensed Patents and HTI Licensed Patents.

4.2 In the event that more than fifty percent (50%) of the outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) of one party hereto (the "Acquired Party") hereafter become owned or controlled, directly or indirectly, by a third party, said Acquired Party shall promptly give notice of such acquisition to the other party. If said Acquired Party does not have outstanding shares or securities, such acquisition shall be deemed to occur if more than fifty percent (50%) of its ownership interest representing the right to make decisions for said party is acquired by said third party. All rights granted hereunder to said one party together with any sublicenses theretofore granted by said one party shall terminate on a termination date one hundred and eighty (180) days after the date of such acquisition.

     In the event of such acquisition,

4.2.1 all licenses granted herein to said other party under any patents issuing on patent applications having an effective filing date subsequent to said termination date and under said patent applications shall terminate; and

4.2.2          said one party shall be entitled, upon request made within thirty
      (30) days before or one hundred and eighty (180) days after the date of such acquisition to a nontransferable, nonexclusive, royalty free license under said other party's Licensed Patents (including the right to sublicense its Subsidiaries) to make, use, lease and sell only Licensed Products except that any such license agreement shall differ from this PLA in the following respects:

4.2.2.1 the license grant to said one party in Section 2.1 or 2.2, as the case may be, shall be limited in amount to annual sales equal to two
     (2) times the sales of Licensed Products (IBM Licensed Products if IBM is said Acquired Party or HTI Licensed Products if HTI is said Acquired

     Party) by said one party and its sublicensed Subsidiaries which are included in such acquisition in the consecutive twelve-month period that immediately precedes the date of such acquisition.

For purposes of Section 4.2.2, the term "Licensed Products" means Integrated Lead Suspensions in the case where HTI is the Acquired Party and means RMM Products in the case where IBM is the Acquired Party.

4.3 If either party shall fail to pay when due any amount required to be paid under the TTDA and such failure shall not be cured as provided under said TTDA, then the licenses granted to said party under this PLA are terminated as of the effective date of said termination of the TTDA.

Section 5.    WARRANTY

5.1 Each party represents and warrants that it has the full right and power to grant the licenses set forth in Section 2 and that there are no outstanding agreements, assignments or encumbrances inconsistent with the provisions of said Sections or with any other provision of this PLA. Each party (as a GRANTOR) further represents and warrants that prior to the execution of this PLA it has informed the other party, in writing, of any patent or patent application originating from inventions made by employees of GRANTOR or its Subsidiaries, which patent or patent application is now owned by GRANTOR or its Subsidiaries and which patent or patent application, owing to prior arrangements with third parties, does not, or will not, qualify as a Licensed Patent, under which licenses are granted of the full scope set forth in Section 2. Neither party makes any other representations or warranties, express or implied, nor does either party assume any liability in respect of any infringement of patents or other rights of third parties owing to the other party's operation under the license herein granted.

5.2       If any patent applications [************************************
******************** CONFIDENTIAL TREATMENT REQUESTED *********************
**************************************************************************
*******************]owned by IBM are filed on or after the date of this PLA, but no later than [**CONFIDENTIAL TREATMENT REQUESTED **] or are pending, but not published, as of the date of this PLA and such patent applications subsequently issue into patents; and

5.2.1 such patents have at least one claim which would be directly infringed by the making, using or selling of an HTI Licensed Product; and

5.2.2 such claims do not cover the combination of such HTI Licensed Product with other elements or products; then

5.2.3 upon written request from HTI to the IBM Director of Licensing at any time prior to the later of [**CONFIDENTIAL TREATMENT REQUESTED **] or sixty (60) days after HTI is notified by IBM that such patent has issued, IBM will add such claims of such patent to Exhibit A effective as of the effective date of such patent.

Section 6.    COMMUNICATIONS

6.1 Any notice or other communication required or permitted to be made or given to either party hereto pursuant to this PLA shall be sent to such party by registered airmail (except that registered or certified mail may be used where delivery is in the same country as mailing), postage prepaid, addressed to it at its address set forth below, or to such other address as it shall designate by written notice given to the other party and shall be deemed to have been made or given on the date of mailing.

The addresses are as follows:

6.1.1          For mailing to IBM,

               IBM Director of Licensing
               International Business Machines Corporation
               500 Columbus Avenue
               Thornwood, NY  10594

6.1.2          For HTI,

               President
               Hutchinson Technology Incorporated
               40 West Highland Park
               Hutchinson, MN  55350

Section 7.    ASSIGNMENTS

7.1 Neither party shall assign, or grant any right under, any of its patents, or the applications therefor, which qualify as

Licensed Patents unless such assignment or grant is made subject to the terms and conditions of this PLA. Subject to the provisions of Section 3, neither party shall assign any of its rights or privileges hereunder without the prior written consent of the other party. Any attempted assignment in derogation of the foregoing shall be void.

Section 8.    KNOW-HOW AND TRADE SECRETS

8.1 No license or other right is granted herein to either party, directly or by implication, estoppel or otherwise, with respect to any trade secrets or know-how, except as specifically provided for in the TTDA and no such license or other right shall arise from the consummation of this PLA or from any acts, statements or dealings leading to such consummation. In addition, except as specifically provided herein and under the TTDA and the Prior Confidential Disclosure Agreements neither party is required hereunder to furnish or disclose to the other party any technical or other information.

Section 9.    APPLICABLE LAW

9.1 This PLA shall be construed, and the legal relations between the parties hereto shall be determined, in accordance with the law of the State of New York, United States of America.

Section 10.    MISCELLANEOUS

10.1 Nothing contained in this PLA shall be construed as a warranty or representation by either party as to the validity or scope of any of its Licensed Patents and either party is free to contest in any proceeding said validity or scope.

10.2 Nothing contained in this PLA shall be construed as conferring any right to use in advertising, publicity, or other promotional activities any name, trade name, trademark, or other designation of either party hereto (including any contraction, abbreviation or simulation of any of the foregoing); and each party hereto agrees not to use or refer to this PLA or any provision thereof in any promotional activity associated with apparatus licensed hereunder (other than to confirm the existence and general scope of such licenses upon inquiry by a bona fide customer or potential customer), without the express written approval of the other party. To the extent that there is any inconsistency or contradiction in terms between the PLA and the TTDA (other than Section 9 thereof) on any issue related to patents, the terms and conditions of the PLA shall govern and to the extent that there is any inconsistency or contradiction in terms between the PLA and the TTDA on issues related to confidential information and know-how, the terms and conditions of the TTDA shall govern.

10.3 Nothing contained in this PLA shall be construed as conferring on either party any license or other right under the design patents of the other party.

10.4 Nothing contained in this PLA shall be construed as conferring any rights by implication, estoppel or otherwise, to or under copyrights or mask work or similar rights, or with respect to Programs under any form of statutory protection now existing or hereafter enacted, in any country or countries, wherein the copying of a Program is a requisite of infringement under such form of protection.

10.5 Nothing contained in this PLA shall be construed as limiting the rights which the parties have outside the scope of the licenses granted hereunder, or restricting the right of either party or any of its Subsidiaries to make, have made, use, lease, sell or otherwise dispose of any particular product or products not herein licensed.

10.6 Each party shall, upon request from the other party sufficiently identifying any patent or patent application, inform the other party as to the extent to which said patent or patent application is subject to the licenses and rights granted hereunder. If such licenses or rights under said patent or patent application are restricted in scope, copies of all pertinent provisions of any contract or other arrangement creating such restrictions shall, upon request, be furnished to the party making such request, unless such disclosure is prevented by such contract, and in that event a statement of the nature of such restriction will be provided.

10.7 Neither of the parties hereto, nor any of their respective Subsidiaries shall be required under this PLA to file any patent application, or to secure any patent or patent rights, or to maintain any patent in force, or to provide copies of patent applications to the other party or its Subsidiaries, or to disclose any inventions described or claimed in such patent applications.

10.8 Neither party shall have any obligation hereunder to institute any action or suit against third parties for infringement of any of its Licensed Patents or to defend any action or suit brought by a third party which challenges or concerns the validity of any of its Licensed Patents. In addition, neither party shall have any right to institute any action or suit against third parties for infringement of any of the other party's Licensed Patents.

10.9 Licensed Products leased, sold or otherwise transferred by a party hereto or its sublicensed Subsidiary shall be considered to be licensed under any Licensed Patent which at any time covers such Licensed Products, notwithstanding that the Licensed Product has been re-leased, re-sold or re-transferred by any entity in the same or another country.

10.10 Each party shall pay all taxes (including, without limitation, sales and value added taxes) imposed by the national government, including any political subdivision thereof, of any country in which said party is doing business, as the result of said party's furnishing consideration hereunder. In the event such a tax becomes payable as a result of a party's furnishing consideration in respect of a sublicense granted to any of its Subsidiaries pursuant to Section 3.1, said sublicensing party shall be responsible for determining the amount of and paying, or causing said sublicensed subsidiary to pay, said tax.

10.11 This PLA will not be binding upon the parties until it has been signed hereinbelow by or on behalf of each party, in which event it shall be effective as of the date first above written. No amendment or modification hereof shall be valid or binding upon the parties unless made in writing and signed as aforesaid. This PLA (together with the TTDA) embodies the entire understanding of the parties with respect to the subject matter hereof (and thereof) and merges all prior discussions between them, and neither of the parties shall be bound by an conditions, definitions, warranties, understandings or representations with respect to the subject matter hereof (or thereof) other than as expressly provided herein (or therein).

10.12 If any Section of this PLA is found by competent authority to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such Section in every other respect and the remainder of this PLA shall continue in effect so long as the PLA still expresses the intent of the parties. If the intent of the parties cannot be preserved, this PLA shall be either renegotiated or terminated.

10.13 The headings of the several Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this PLA.

          IN WITNESS WHEREOF, the parties hereto have caused this PLA to be duly signed as of the date first above written.

                                        INTERNATIONAL BUSINESS
                                        MACHINES CORPORATION



                                        By   /s/  M.C.Phelps, Jr.
                                           --------------------------------
Witness:                                          M. C. Phelps, Jr.
                                                  Vice President
     /s/  Robert A. Myers
- ------------------------------------

                                        HUTCHINSON TECHNOLOGY INC.



Witness:                                By  /s/  Wayne M. Fortun
                                          ---------------------------------

      /s/  Richard Myers
- -----------------------------------